WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FIRST QUARTER 2012

~ Company Declares Second Quarter 2012 Cash Dividend~

FOR IMMEDIATE RELEASE

Boston, Massachusetts – May 3, 2012 – Winthrop Realty Trust (NYSE:FUR),a leading real estate value investor,today announced financial and operating results for the first quarter ended March 31, 2012.  All per share amounts are on a diluted basis.

Financial Results

Three Months Ended March 31, 2012

Net income applicable to Common Shares for the quarter ended March 31, 2012 was $7.3million, or $0.22per Common Share, compared with net income of $7.1 million, or $0.26 per Common Sharefor the quarter ended March 31, 2011.The Company’s diluted weighted average Common Shares was approximately 33.1 million for the quarter ended March 31, 2012, an increase from approximately 27.1 million for the quarter ended March 31, 2011.

For the quarter ended March 31, 2012, the Company reported Funds from Operations (FFO) applicable to Common Shares of $14.0 million, or $0.42 FFO per Common Share, compared with FFO of $12.0 million, or $0.44 per Common Share, for the quarter ended March 31, 2011.

Michael L. Ashner, Winthrop's Chairman and Chief Executive Officer commented, “Our first quarter 2012 was a continuation of our stated plans to invest capital opportunistically having made approximately $40.0 million in new investments.  We now anticipate harvesting significant capital from a number of our prior investments for recycling during this year.”

2012 First Quarter Investment Activity

Acquisitions

•
Through a 50/50 joint venture, acquired and restructured an existing mortgage loan secured by a 942,000 square foot, office and retail property located at One South State Street, in downtown Chicago, Illinois, known as the Sullivan Center.  The existing loan was restructured into a $100.0 million non-recourse mortgage loan provided by a third party lender, together with a 15%$47.5 million mezzanine loan held by our joint venture.  In addition, the joint venture also holds a 65% profits participation in the property.

•
Invested $8.0 million in a joint venture that acquired a $50.0 million senior mezzanine loan position for $40.0 million.  The senior mezzanine loan is secured by the equity interests in a premier seven-building portfolio containing 1.67 million square feet of class A office space and 106 residential rental units, all located in the Stamford, Connecticut Central Business District.

•
Acquired at par a $2.5 million first mortgage loan secured by a 6,750 square foot retail condominium space at the property commonly referred to as the Mentor Building, located adjacent to the Sullivan Center. The loan bears interest at 7.5% per annum and matures on September 10, 2012. The propertyis leased to American Apparel Retail, Inc. through October 2020.

•	Purchased the 3.5% non-controlling ownership interest in its Deer Valley consolidated venturefor $400,000. The Company now owns 100% of the property.

•
Purchased an additional 873,293 shares of common stock in Cedar Realty Trust, Inc. for an aggregate purchase price of approximately $4.16 million.The Company holds approximately 6.1 million shares or 8.8% of the total outstanding common stock of Cedar with an average cost per share of $3.78.

Dispositions

•	Entered into an agreement to sell the portion of the Churchill, Pennsylvania property that is not leased to Westinghouse for $870,000 which is expected to close in the second quarter of 2012.

•
Sold the Company’s 50% interest in the 193,000 square foot suburban office property located at 3701 Algonquin Road in Chicago, Illinois to the Company’s joint venture partner, Marc Realty for $250,000 which approximated its carrying value.

•
Entered into an agreement with its joint venture partner Marc Realty (i) to sell to Marc Realty the Company’s 50% interest in the 30 North Michigan, Salt Creek, River Road, and Ridgebrook properties for $12.4 million and (ii) at Marc Realty’s election, to either acquire from Marc Realty its 20% interest in One East Erie consolidated property for $5.8 million or sell to Marc Realty the Company’s 80% interest in the One East Erie venture for $15.06 million.  It is expected that the Company will not realize any gain or loss from these transactions.  In addition, Marc Realty will make a $2.0 million partial principal pay down on the mortgage loan encumbering the jointly owned Enterprise property.

Financing Activity

•
Closed a public offering of an additional 3.22 million 9.25% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest at a price of $25.0385 per share.  The Company received netproceeds of approximately $77.8 million.

Subsequent to Quarter End

•
Acquired a 320 Unit Class A multi-family property in Memphis, Tennessee for a purchase price of approximately $21.5 million. The property is 87% occupied and was acquired from the lender who previously foreclosed on its $30.0 million mortgage loan.

•
Soldfor $3.5 million, approximately 5.9% of its interest inthe $117.9 million southern California office portfoliofirst mortgage loan to a third party opportunity fund.  As a result, the Company holds a 50.2% interest in the venture on a fully-diluted basis.

•
The Company acquired Lexington Realty Trust’s 33.33% interest in both Concord Debt Holdings LLC and CDH CDO LLC and its 50% interest in the collateral manager of Concord Real Estate CDO 2006-1, Ltd. for an aggregate purchase price of $7.0 million.  As a result, the Company now holds a 66.67% interest in both Concord and CDH and 100% of the economics of the collateral manager.

Supplemental Financial Information

Further details regarding financial results, properties and tenants can be accessed at www.winthropreit.com in the Investor Relations section.

Second Quarter 2012 Dividend Declaration

The Company’s Board of Trustees declared a dividend for the second quarter of 2012 of $0.1625 per Common Share payable on July 16, 2012 to common shareholders of record on June 29, 2012.

The Company’s Board of Trustees also declared a regular quarterly cash dividend of $0.578125 per Series D Preferred Share which is payable on June 29, 2012 to the holders of Series D Preferred Shares of record on June 15, 2012.

Conference Call Information

The Company will host a conference call to discuss its first quarter 2012 results today, Thursday, May 3, 2012 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.A replay of the call will be available through June 3, 2012 by dialing (877) 660-6853; account #286, confirmation #391297.  An online replay will also be available for one year.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, Bonds, REIT Preferred and common stock.For more information please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Financial Results

Financial results for the three months ended March 31, 2012 and 2011 are as follows (in thousands except per share amounts):

	Three Months Ended March 31,
	2012	2011
	(Unaudited)	(Unaudited)

Revenue
Rents and reimbursements	$12,540	$10,986
Interest, dividends and discount accretion	5,518	9,672
	18,058	20,658

Expenses
Property operating	4,552	4,045
Real estate taxes	1,254	1,255
Depreciation and amortization	3,719	3,481
Interest	3,789	4,613
General and administrative	3,031	2,524
State and local taxes	6	29
	16,351	15,947

Other income (loss)
Earnings from preferred equity investments	-	83
Equity in income (loss) of equity investments	424	(1,355)
Realized gain on sale of securities carried at fair value	26	124
Unrealized gain on securities carried at fair value	4,932	886
Unrealized gain on loan securities carried at fair value	164	2,813
Interest income	102	93
	5,648	2,644

Income from continuing operations	7,355	7,355

Discontinued operations
Income (loss) from discontinued operations	(3)	47

Consolidated net income	7,352	7,402
(Income) loss attributable to non-controlling interest	901	(204)
Net income attributable to Winthrop Realty Trust	8,253	7,198
Income attributable to non-controlling redeemable preferred interest	-	(59)
Income attributable to Series D Preferred Shares	(925)	-
Net income attributable to Common Shares	$7,328	$7,139

Comprehensive income
Consolidated net income	$7,352	$7,402
Change in unrealized gain on interest rate derivative	(32)	63
Comprehensive income	$7,320	$7,465

Per Common Share Data – Basic:
Income from continuing operations	$0.22	$0.26
Income from discontinued operations	-	-
Net income attributable to Winthrop Realty Trust	$0.22	$0.26

Per Common Share Data – Diluted:
Income from continuing operations	$0.22	$0.26
Income from discontinued operations	-	-
Net incomeattributable to Winthrop Realty Trust	$0.22	$0.26

Basic Weighted-Average Common Shares	33,052	27,079
Diluted Weighted-Average Common Shares	33,052	27,081

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three months ended March 31, 2012 and 2011 (in thousands, except per share amounts):

	Three Months Ended March 31,
	2012 (unaudited)	2011 (unaudited)
Basic

Net income attributable to Winthrop Realty Trust	$8,253	$7,198
Real estate depreciation	2,515	2,118
Amortization of capitalized leasing costs	1,204	1,365
Real estate depreciation and amortization of unconsolidated interests	3,662	2,263
Less: Non-controlling interest share of depreciation and amortization	(732)	(792)

Funds from operations	14,902	12,152

Series C Preferred Share dividends	-	(59)
Series D Preferred Share dividends	(925)	-
Allocation of earnings to Series B-1 Preferred Shares	-	(72)
Allocation of earnings to Series C Preferred Shares	-	(55)

Funds from operations applied to Common Shares – Basic	$13,977	$11,966

Weighted-average Common Shares	33,052	27,079

Funds from operations per Common Share - Basic	$0.42	$0.44

Diluted

Funds from operations	14,902	12,152

Series C Preferred Share dividends	-	(59)
Series D Preferred Share dividends	(925)	-
Allocation of earnings to Series B-1 Preferred Shares	-	(72)
Allocation of earnings to Series C Preferred Shares	-	(55)
Funds from operations applicable to Common Shares – Diluted	$13,977	$11,966

Basic weighted-average Common Shares	33,052	27,079
Stock options	-	2
Convertible Series C Preferred Shares	-	-
Diluted weighted-average Common Shares	33,052	27,081

Funds from operations per Common Share – Diluted	$0.42	$0.44

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of net income to FFO is provided above.

Consolidated Balance Sheets:
(in thousands, except share data)

	March 31,	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$36,495	$36,495
Buildings and improvements	328,556	327,337
	365,051	363,832
Less: accumulated depreciation	(47,071)	(44,556)
Investments in real estate, net	317,980	319,276

Cash and cash equivalents	79,526	40,952
Restricted cash held in escrows	8,549	3,914
Loans receivable, net	116,399	114,333
Accounts receivable, net of allowances of$512 and $639, respectively	18,165	16,140
Securities carried at fair value	33,700	28,856
Loan securities carried at fair value	5,473	5,309
Preferred equity investment	1,500	5,520
Equity investments	152,148	162,142
Lease intangibles, net	35,644	36,305
Deferred financing costs, net	1,088	1,180
Assets held for sale	6	6
TOTAL ASSETS	$770,178	$733,933

LIABILITIES
Mortgage loans payable	$230,257	$230,940
Non-recourse secured financing	29,150	29,150
Revolving line of credit	-	40,000
Accounts payable and accrued liabilities	14,672	16,174
Dividends payable	5,371	5,369
Deferred income	464	502
Below market lease intangibles, net	2,782	2,962
TOTAL LIABILITIES	282,696	325,097

COMMITMENTS AND CONTINGENCIES

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference, 5,060,000 shares authorized and 4,820,000 shares outstanding at March 31, 2012 and 1,840,000 shares authorized and 1,600,000 outstanding at December 31, 2011	120,500	40,000
Common Shares, $1 par, unlimited shares authorized; 33,053,502 and 33,041,034 issued and outstanding at March 31, 2012 and December 31, 2011, respectively	33,053	33,041
Additional paid-in capital	623,284	626,099
Accumulated distributions in excess of netincome	(309,289)	(311,246)
Accumulated other comprehensive loss	(124)	(92)
Total Winthrop Realty Trust Shareholders’ Equity	467,424	387,802
Non-controlling interests	20,058	21,034
Total Equity	487,482	408,836
TOTAL LIABILITIES AND EQUITY	$770,178	$733,933

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended March 31, 2012 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614